UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

METROCITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-39068	47-2528408
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5114 Buford Highway Doraville, Georgia	30340
(Address of principal executive offices)	(Zip Code)

(770) 455-4989

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which registered
Common Stock, par value $0.01 per share	MCBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2022, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of MetroCity Bankshares, Inc. (the “Company”) appointed Mr. Frank Glover to serve as a member of the Boards of the Company and Metro City Bank, the wholly owned subsidiary of the Company (the “Bank”), effective immediately. Mr. Glover will serve on the Asset Liability Committee and the Credit Risk Management Committee of the Bank.

Mr. Frank Glover, age 43, is the Senior Director of Retirement Investments at Cox Enterprises, Inc. (“Cox”), a privately held global company headquartered in Atlanta, Georgia. In his role at Cox, Mr. Glover oversees the Growth Fixed Income, Private Equity, and Real Estate investment portfolios of the pension plan. Additionally, he supports investments in the 401(k) plan and provides oversight of the operational aspects of the funds.  Mr. Glover has worked at Cox for over 13 years and has prior experience with Delta Air Lines and Seabury Group.  Mr. Glover is a member of the board of directors of KIPP Metro Atlanta Schools.  Mr. Glover, a CFA charterholder, received a Bachelor of Science degree from Davidson College and a Masters of Business Administration from the Kellogg School of Management at Northwestern University.

The Board has determined that Mr. Glover is not “independent” as defined under the listing rules of the NASDAQ Stock Market. Mr. Glover is the son-in-law of the Chairman of the Board and Chief Executive Officer of the Company, Mr. Nack Paek. There are no arrangements or understandings between Mr. Glover and any other persons or entities pursuant to which Mr. Glover was elected as a director of the Company. In addition, there are no transactions involving Mr. Glover and the Company that require disclosure under Item 404(a) of Regulation S-K.

In his capacity as a director, Mr. Frank Glover will receive compensation that is consistent with the compensation received by the other members of the Board. A description of the compensation payable to members of the Board is set forth under the heading “2020 Compensation of Directors” in the Company’s Definitive Proxy Statement filed with the SEC on April 16, 2021 and is incorporated herein by reference.

Item 8.01    Other Events

On January 19, 2022, MetroCity Bankshares, Inc. announced the declaration of a quarterly cash dividend of $0.15 per share on its common stock. This dividend is payable February 11, 2022, to shareholders of record as of February 2, 2021. A copy of the press release announcing the cash dividend is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCITY BANKSHARES, INC.

Date: January 19, 2022	By:	/s/ Lucas Stewart
Lucas Stewart
Chief Financial Officer